Exhibit 99.1

Contact:	Arturo Rodriguez Atari, Inc. 212-726-4234 arturo.rodriguez@atari.com

ATARI REPORTS FISCAL 2007 THIRD QUARTER RESULTS
NEW YORK, February 8, 2007— Atari, Inc. (Nasdaq: ATAR), an interactive entertainment company, today announced financial results for the fiscal 2007 third quarter and nine months ended December 31, 2006.
Net revenue for the quarter ended December 31, 2006, was $47.3 million versus $100.0 million in the comparable year-earlier period. Publishing net revenue was $46.0 million versus $81.6 million in the prior year, while distribution revenue was $1.3 million versus $18.4 million in the comparable year-earlier period.
Net loss for the fiscal 2007 third quarter was $0.7 million, or $0.05 per share, compared to a net loss of $4.8 million, or $0.35 per share, in the year-earlier period. Income from continuing operations for the third quarter of fiscal 2007 was $1.7 million, or $0.13 per share, compared to a loss from continuing operations of $2.3 million, or $0.17 per share, in fiscal 2006.
Net revenue for the nine-month period ended December 31, 2006, was $95.3 million versus $162.2 million in the comparable year-earlier period. Publishing net revenue was $78.8 million, versus $116.6 million in the prior nine-month period, while distribution revenue was $16.5 million, versus $45.6 million in the comparable year-earlier period.
Net loss for the nine-month period was $7.5 million, or $0.56 per share, compared to net loss of $62.8 million, or $4.96 per share, in the year-earlier period. Loss from continuing operations for the nine-month period of fiscal 2007 was $12.4 million, or $0.92 per share, compared to a loss of $54.8 million, or $4.33 per share, in fiscal 2006.
“Atari continues to focus on improving product quality and is committed to growing shareholder value. Specifically, Never Winter Nights 2, Dragon Ball Z®: Budokai Tenkaichi 2 and Test Drive Unlimited achieved our targets of quality and market place acceptance on a global basis,” stated David Pierce, President and Chief Executive Officer of Atari.
Atari’s product lineup for the remainder of fiscal 2007 is expected to include the following new releases:
Bullet Witch™ (Xbox 360), Dragon Ball Z®: Shin Budokai™ 2 (PSP system), Test Drive Unlimited (PC and PlayStation®2 computer entertainment system), among others.

Atari will host a teleconference with a simultaneous webcast at 5:00 p.m. Eastern Time today to discuss the Company’s fiscal 2007 third quarter results. To access the teleconference, please dial 1-866-700-6067 (domestic) or 1-617-213-8834 (international), access code 63049782, or listen to it live via the Internet by accessing the Company’s Web site (www.atari.com). For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 73767658, beginning approximately one hour after the conclusion of the call and available through February 13, 2007.
About Atari, Inc.
New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is a third-party publisher of interactive entertainment software in the U.S. The Company’s 1,000+ titles include hard-core, genre-defining franchises such as The Matrix™ (Enter The Matrix and The Matrix: Path of Neo) and Test Drive®; and mass-market franchises such as Dragon Ball Z®. Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext — ISIN: FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.
Safe Harbor Statement
With the exception of the historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target, and GameStop; delays in product development and related product release schedules; inability to secure capital; adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; fluctuations in the Company’s quarterly net revenues and results of operations based on the seasonality of our industry; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings.
The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
(Tables to Follow)
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ATARI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net revenues	$47,277	$99,982	$95,339	$162,217
Costs, expenses, and income:
Cost of goods sold	27,118	60,270	56,296	103,439
Research and product development expenses	5,521	10,267	19,988	41,230
Selling and distribution expenses	6,377	19,553	20,795	34,338
General and administrative expenses	5,206	8,688	16,321	24,852
Restructuring expenses	224	1,402	558	6,332
Gain on sale of intellectual property	—	—	(9,000)	—
Gain on sale of development studio	—	—	(885)	—
Depreciation and amortization	1,120	2,047	3,891	6,442

Total costs, expenses, and income	45,566	102,227	107,964	216,633

Operating income (loss)	1,711	(2,245)	(12,625)	(54,416)
Interest (expense) income, net	(46)	(244)	187	(589)
Other income (expense)	24	19	58	(217)

Income (loss) before (benefit from) income taxes	1,689	(2,470)	(12,380)	(55,222)
(Benefit from) income taxes	—	(122)	—	(405)

Income (loss) from continuing operations	1,689	(2,348)	(12,380)	(54,817)

(Loss) income from discontinued operations of Reflections Interactive Ltd, net of tax	(2,404)	(2,413)	4,862	(7,972)

Net (loss)	$(715)	$(4,761)	$(7,518)	$(62,789)

Basic and diluted net (loss) per share (1):
Income (loss) from continuing operations	$0.13	$(0.17)	$(0.92)	$(4.33)
(Loss) income from discontinued operations of Reflections Interactive Ltd, net of tax	(0.18)	(0.18)	0.36	(0.63)

Net (loss)	$(0.05)	$(0.35)	$(0.56)	$(4.96)

Basic and diluted weighted average shares outstanding (1)	13,478	13,475	13,477	12,663

(1)	Reflects the one-for-ten reverse stock split effected on January 3, 2007. All periods have been restated to reflect the reverse stock split.

ATARI, INC. AND SUBSIDIARIES
COMPARATIVE BALANCE SHEETS MARCH 31, 2006 vs. DECEMEBER 31, 2006
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2006	2006
ASSETS
Current assets:
Cash	$14,948	$3,630
Accounts receivable, net of allowances of $30,918 and $16,502, at March 31, 2006 and December 31, 2006, respectively	12,072	23,161
Inventories, net	20,787	13,402
Due from related parties	4,692	1,717
Prepaid expenses and other current assets	11,345	13,873
Assets of discontinued operations	2,949	698

Total current assets	66,793	56,481
Property and equipment, net	6,113	3,800
Goodwill	66,398	54,129
Acquired intangible assets	—	1,212
Other assets	4,366	3,885

Total assets	$143,670	$119,507

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,935	$13,319
Accrued liabilities	19,105	15,441
Royalties payable	13,468	3,250
Due to related parties	10,263	9,907
Revolving credit facility	—	7,000
Liabilities of discontinued operations	3,018	375

Total current liabilities	69,789	49,292
Due to related parties — long term	—	1,358
Long-term liabilities	669	2,015

Total liabilities	70,458	52,665

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.10 par value, 30,000,000 shares authorized, 13,476,551 and 13,477,967 shares issued and outstanding at March 31, 2006 and December 31, 2006, respectively (1)	1,348	1,348
Additional paid-in capital	758,165	759,304
Accumulated deficit	(688,730)	(696,248)
Accumulated other comprehensive income	2,429	2,438

Total stockholders’ equity	73,212	66,842

Total liabilities and stockholders’ equity	$143,670	$119,507

(1)	Reflects the one-for-ten reverse stock split effected on January 3, 2007. All periods have been restated to reflect the reverse stock split.

Publishing Platform Mix
(excludes Driver titles)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

PC	31.5%	20.8%	28.5%	29.0%
PS2	39.8%	49.8%	36.9%	38.3%
PSP	1.8%	0.0%	5.4%	0.0%
PSX	0.0%	0.0%	0.0%	0.1%
XBOX	0.1%	11.0%	0.2%	9.6%
XBOX360	3.6%	0.0%	10.6%	0.0%
GAME BOY ADVANCE	2.6%	5.4%	3.8%	7.3%
GAMECUBE	0.0%	0.5%	0.2%	1.9%
RETRO	3.6%	9.0%	3.6%	11.3%
NINTENDO WII	15.0%	0.0%	9.0%	0.0%
NDS	2.0%	3.5%	1.8%	2.5%

Total	100.0%	100.0%	100.0%	100.0%